Exhibit 99

6363 Main Street
Williamsville, N.Y. 14221

Brian M. Welsch
Investor Relations
716-857-7875

David P. Bauer
Treasurer
716-857-7318

National Fuel Provides Update on Northern Access Project

and Fiscal First Quarter Production Results

(Jan. 25, 2017) WILLIAMSVILLE, N.Y. – National Fuel Gas Company (NYSE:NFG) (“National Fuel” or the “Company”) today provided a schedule update on the Northern Access 2016 (“Northern Access”) pipeline expansion project and certain first quarter fiscal 2017 production results.

Northern Access Project Update

The Company and its wholly owned pipeline and storage subsidiaries National Fuel Gas Supply Corporation (“Supply”) and Empire Pipeline, Inc. (“Empire”), are revising the anticipated in-service date of the Northern Access pipeline expansion project from November 2017 to the second quarter of the Company’s 2018 fiscal year. Ongoing delays in the regulatory approval process, including the issuance of the project’s Certificate by the Federal Energy Regulatory Commission (“FERC”), have limited the ability of Supply and Empire to commence certain development activities along portions of the 99 mile pipeline route in advance of designated environmental protection periods that begin on April 1, 2017 and extend through the end of July 2017.

In view of the delay at FERC, on January 23, 2017, Supply and Empire agreed with the New York State Department of Environmental Conservation (“NYSDEC”) to extend the NYSDEC’s deadline for a decision with respect to various permits for the project, including the Section 401 Water Quality Certification, from March 1, 2017 to April 7, 2017. The NYSDEC has provided Supply and Empire “Notices of Complete Application” for the various project permits and is expected to publish those notices on January 25, 2017, and move forward with the permitting process.

Ronald J. Tanski, President and Chief Executive Officer of National Fuel Gas Company, stated: “We continue to make progress working through the various federal, state, and local regulatory processes. Progress is slower than we had originally anticipated, as a number of energy projects in the northeast U.S. have faced similar permitting delays. We are encouraged that the NYSDEC has reviewed the voluminous material that we have submitted at their request and determined our permit applications to be complete. We stand ready to invest close to half a billion dollars in this infrastructure project that will increase the tax base of our local communities and school districts and bolster our pipeline system’s access to plentiful supplies of domestic natural gas.”

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First Quarter Fiscal 2017 Production Results

Seneca Resources Corporation (“Seneca”), the wholly-owned exploration and production subsidiary of the Company, reported net production volumes for the fiscal year’s first quarter ended December 31, 2016, of 44.9 billion cubic feet equivalent (“Bcfe”), an increase of 6.8 Bcfe, or 18 percent, versus the prior fiscal year’s first quarter, due to higher natural gas production in Appalachia. Seneca produced 40.6 Bcf of natural gas during the quarter, an increase of 7.0 Bcf or 21 percent versus the prior year. Seneca’s oil production was 721 thousand barrels (“Mbbls”), down 27 Mbbls or 4 percent from the prior year.

An improvement in local natural gas pricing in Pennsylvania allowed Seneca to sell more production volumes in the daily spot markets and enter into additional seasonal firm sales agreements this winter. The increase in Seneca’s gross Appalachian natural gas production, which includes production from joint development wells, helped drive higher volumes on the Company’s gathering systems. The Company’s gathering segment transported 50.6 Bcf on its systems in the first quarter, up 16.8 Bcf or 50 percent from the prior year first quarter.

Seneca’s average realized natural gas price, after the impact of hedging, for the first quarter was $2.97 per thousand cubic feet (“Mcf”), a decrease of $0.19 per Mcf versus the prior year. Seneca’s average realized oil price, after the impact of hedging, was $54.71 per barrel (“Bbl”), a decrease of $5.05 per Bbl.

The Company will provide additional detailed financial data in its first quarter earnings release, which is scheduled to be issued after the close of business on February 2, 2017.

National Fuel is a diversified energy company headquartered in Western New York that operates an integrated collection of natural gas and oil assets across five business segments: Exploration & Production, Pipeline & Storage, Gathering, Utility, and Energy Marketing. Additional information about National Fuel is available at www.nationalfuelgas.com.

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: delays or changes in costs or plans with respect to Company projects or related projects of other companies, including difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design and retained natural gas), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental

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matters, real property, and exploration and production activities such as hydraulic fracturing; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; changes in the price of natural gas or oil; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; changes in price differentials between similar quantities of natural gas or oil sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; other changes in price differentials between similar quantities of natural gas or oil having different quality, heating value, hydrocarbon mix or delivery date; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; uncertainty of oil and gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas or oil; changes in demographic patterns and weather conditions; changes in the availability, price or accounting treatment of derivative financial instruments; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities, acts of war, cyber attacks or pest infestation; significant differences between the Company’s projected and actual capital expenditures and operating expenses; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.

Analyst Contact:	Brian M. Welsch	716-857-7875
Media Contact:	Karen L. Merkel	716-857-7654